UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 28, 2020

INTERFACE INC

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events

As previously reported, since November 2017 the Securities & Exchange Commission (the “SEC”) has been conducting an investigation into Interface, Inc.'s (the "Company") historical quarterly earnings per share calculations and rounding practices during the period 2014-2017. The Company has now successfully reached a settlement with the SEC in this matter.

The Company has consented to the entry of an order by the SEC (the “Order”) which states, among other things, that the Company was negligent in making certain accounting entries in 2015 and 2016. As part of the settlement, the Company does not admit or deny any wrongdoing. The Company will pay a $5 million fine to resolve the matter and is ordered to cease-and-desist from violating certain federal securities laws.

The Order, which was issued on September 28, 2020, is based on conduct by former employees who no longer work for the Company. As acknowledged in the Order, the Company has enhanced and improved its internal controls and its accounting and finance functions to prevent these types of issues from occurring again. The Company cooperated fully throughout the SEC investigation.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: September 28, 2020